Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2022, relating to the financial statements of U.S. Equity Cumulative Dividends Fund – Series 2027, a series of Metaurus Equity Component Trust, for the year ended December 31, 2021, and to the references to our firm under the heading “Experts” in such Registration Statement.

Cohen & Company, Ltd.

Cleveland, Ohio

May 9, 2022

COHEN & COMPANY , LTD.

800.229.1099 | 866.818.4535 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board